Exhibit 99.2

The Grilled Cheese Truck Releases Chairman’s Letter to Shareholders

Chairman Robbie Lee Summarizes Achievements, Future Plans for GRLD

Los Angeles, CA, January 29, 2016 (GLOBE NEWSWIRE) – The Grilled Cheese Truck, Inc. (OTC Markets: GRLD), a US-based gourmet food truck company, today announced the release of its annual Chairman’s 2016 Letter to Shareholders, whereby the Company’s Chairman of the Board, Robert Y. Lee, highlights many substantial achievements of 2015, while exploring the Company’s ideals, future goals, and projections.

The Grilled Cheese Truck was founded in 2009, and has been fully-reporting and publicly traded since late 2010. The Company has recently undergone several major structural changes, including the election of a new CEO and a new CFO in 2015. The Company has also elected to change its name to American Patriot Brands, Inc., although the Company’s stock symbol will remain unchanged.

In the letter, Mr. Lee details certain key proposed acquisitions, including agreements with Ruby’s™ restaurants, The Lobos Truck™ company of Los Angeles, and the iconic Soupman™ brand. According to the Company, these transactions will be instrumental in its accretive growth by acquisition strategy.

Mr. Lee goes on to discuss the Company’s recent execution of a US$3M acquisition and working capital facility, which would provide much-needed working capital, as well as strengthen the balance sheet, as the Company grows in 2016 and beyond.

The Grilled Cheese Truck has always been known for its unwavering dedication to United States Veterans, and Mr. Lee likewise explains his vision to assist Veterans find jobs and earn a living through working at GRLD franchises, food trucks, and carts.

Mr. Lee also boldly gives the Company’s revenue and earnings projections for 2016 fiscal year, and outlines the steps needed to achieve those numbers, including detailed plan, growth strategy, and unique advantages.

Shareholders and other investors can find the disclosure related to this Chairman’s 2016 Letter to Shareholders on the OTC Markets website, as well as the Company’s website home page, www.thegrilledcheesetruck.com. The letter in its entirety can be viewed on the Company’s 8-K filing, as detailed at SEC.gov (LINK TO LETTER VIA 8-K).

Safe Harbor Statement

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may", "future", "plan" or "planned", "will" or "should", "expected," "anticipates", "draft", "eventually" or "projected".

You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in the Company’s disclosure information.

All company or product names used are the property of their respective owners and may be the trade marks (TM), service marks (SM), or registered marks (R) of other companies, and are used for information purposes only and to their owners' benefit, without intent to infringe.

About The Grilled Cheese Truck, Inc.:

The Grilled Cheese Truck, Inc. is an American entrepreneurial ‘emerging growth’ company with a menu that is widely followed throughout the nation. We believe that gourmet grilled cheese is the ‘new pizza’. Americans have grown up with this culinary common denominator, and the grilled cheese sandwich is the quintessential comfort food. The Company is a fast growing, early mover in the gourmet food truck industry, and is one of the most followed gourmet food trucks on today’s exploding social media scene. Our grilled cheese sandwiches and other menu items have received numerous accolades, including being listed as one of the best sandwiches in the country. The Company trades on the OTC Markets under the symbol “GRLD”, and the Company’s website is www.thegrilledcheesetruck.com.

CONTACT:

The Grilled Cheese Truck, Inc.

IR/Clayton Bennett

Clayton_bennett@bellsouth.net

770.596.0692

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